Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEALTHCARE ACQUISITION PARTNERS CORP.

HEALTHCARE ACQUISITION PARTNERS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), hereby certifies as follows:

1. The name of the corporation is HEALTHCARE ACQUISITION PARTNERS CORP. The Certificate of Incorporation of the corporation was originally filed with the Secretary of State of the State of Delaware on August 15, 2005.

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation (a) has been duly adopted in accordance with the provisions of Section 242 of the GCL and (b) amends the Amended and Restated Certificate of Incorporation of this Corporation.

3. Article FIRST of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is HAPC, Inc.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of April 19, 2006.

By:	/s/ John Voris
Name:	John Voris
Title:	Chief Executive Officer

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